UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2024

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2024 (the “Execution Date”), Edesa Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pardeep Nijhawan Medicine Professional Corporation (the “Purchaser”), an entity controlled by Pardeep Nijhawan, the Company’s Chief Executive Officer, Secretary and member of the Board of Directors of the Company, pursuant to which the Company agreed to issue and sell to the Purchaser in a private placement, up to $5,000,000 of shares (the “Preferred Shares”) of the Company’s newly designated Series A-1 Convertible Preferred Shares, stated value $10,000 per share, each of which is initially convertible into approximately 2,903 common shares (the “Conversion Shares”), without par value, of the Company (the “Common Shares”) at a conversion price of $3.445 per Conversion Share, and warrants (the “Warrants”) to purchase Common Shares (the “Warrant Shares”) at an exercise price of $3.445 per Warrant Share. The Preferred Shares and the Warrants are being sold together in a fixed combination of one Preferred Share and a Warrant to purchase a number of Common Shares equal to 75% of the underlying Conversion Shares at a combined purchase price of $10,272.13 per Preferred Share and related Warrants. Under the Purchase Agreement, the Purchaser has purchased 150 Preferred Shares initially convertible into an aggregate of 435,414 Conversion Shares and Warrants to purchase up to an aggregate of 326,560 Warrant Shares for an aggregate purchase price of $1,540,819. The offering of the Preferred Shares and Warrants was structured as an at-market offering under the rules of The Nasdaq Stock Market. The Purchaser will not have the right to convert any portion of its Preferred Shares if, together with its affiliates, it would beneficially own in excess of 19.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. For a description of the terms of the Preferred Shares, see Item 5.03 below.

The Warrants expire five years from the issuance date. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Common Shares issuable upon exercise of the Warrants to or by the holders thereof. The exercise price of the Warrants is subject to customary antidilution adjustments in the event of share splits, reclassifications, recapitalizations and similar events. The Purchaser will not have the right to exercise any portion of its Warrants if, together with its affiliates, it would beneficially own in excess of 19.99% of the number of Common Shares outstanding immediately after giving effect to such exercise.

The Company has the right to require the Purchaser to purchase additional Preferred Shares and Warrants (up to an aggregate investment of $5.0 million); provided however, no more than an aggregate of $2.0 million of Preferred Shares and Warrants may be issued and sold pursuant to the Purchase Agreement without shareholder approval in accordance with applicable Canadian securities laws.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

The Purchase Agreement and the form of Warrant are attached as Exhibits 10.1 and 4.1 hereto, respectively. The descriptions of the terms of the Purchase Agreement and the Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits.

On October 31, 2024, the Company issued a press release announcing the execution of the Purchase Agreement and termination of the Credit Agreement (as defined below). The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Effective October 30, 2024, the Company and the Purchaser terminated the Credit Agreement (the “Credit Agreement”), dated October 20, 2023, between the Company and the Purchaser, which provided for an unsecured revolving credit facility in the principal amount of up to $10 million. Prior to the termination of the Credit Agreement, the Company had not borrowed any funds thereunder. The Company incurred no termination penalties in connection with the termination of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.02 with respect to the termination of the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Preferred Shares, Warrants, Conversion Shares and Warrant Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Securities were offered in a private placement in Canada to “accredited investors” within the meaning of the Canadian National Instrument 45-106 – Prospectus Exemptions. The Securities issued are subject to applicable Canadian hold periods imposed under applicable securities legislation.

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

The description of the terms of the Preferred Shares under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2024, the Company filed Amended Articles to amend the rights, preferences, restrictions and other matters pertaining to the Preferred Shares. The Preferred Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to the Common Shares. Until the three-year anniversary of the day of issuance, holders of Preferred Shares are entitled to an annual return equal to 10% of the stated value per Preferred Share payable by the issuance of Common Shares at the conversion price upon a buy-back by the Company, liquidation or on conversion at the conversion price (calculated daily). Holders of Preferred Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on the Common Shares when and if actually paid.

Each Preferred Share is convertible into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Preferred Share plus a return equal to 10% of the stated value per Preferred Share per annum, calculated daily, by (ii) a fixed conversion price of $3.445. A holder of Series A-1 Shares will not have the right to convert any portion of its Preferred Shares if the holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of common shares outstanding immediately after giving effect to such conversion. The Preferred Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

In the event of any liquidation, dissolution or winding-up of the Company, a holder of Preferred Shares shall be entitled to receive, before any distribution or payment may be made with respect to Common Shares, an amount equal to 100% of the stated value, plus a return equal to 10% of the stated value per Preferred Share per annum, calculated daily.

Beginning three years after the date of issuance, the Company may buy-back some or all outstanding Preferred Shares for a cash payment per share equal to the stated value, plus all unpaid accrued dividends.

The foregoing summary of the rights, preferences, restrictions and other matters pertaining to the Preferred Shares is not intended to be complete and is qualified in its entirety by reference to Part 27 of the Amended and Restated Articles of Edesa – Special Rights and Restrictions Attaching to the Series A-1 Convertible Preferred Shares, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Edesa Biotech, Inc.
4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated October 30, 2024, between Edesa Biotech, Inc. and Pardeep Nijhawan Medicine Professional Corporation
99.1	Press Release, dated October 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: October 31, 2024	By:	/s/ Stephen Lemieux
	Name:	Stephen Lemieux
	Title:	Chief Financial Officer